Calculation of Filing Fee Tables
F-3
Oculis Holding AG
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, nominal value of CHF 0.01 per share	Other				0.0001381	$ 0.00
Fees to be Paid	2	Equity	Ordinary shares, nominal value of CHF 0.01 per share	457(o)			$ 68,749,984.50	0.0001381	$ 9,494.37
Fees to be Paid	3	Equity	Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	4	Equity	Units	Other				0.0001381	$ 0.00
Fees to be Paid	5	Debt	Debt Securities	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	6	Equity	Ordinary shares, nominal value of CHF 0.01 per share	415(a)(6)			$ 31,250,015.50			F-3	333-278409	04/03/2024	$ 4,612.50
			Total Offering Amounts:				$ 100,000,000.00		$ 9,494.37
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 9,494.37
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any share split, share dividend or similar transaction. (2) An unspecified maximum aggregate offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee other than the fees in connection with the $100,000,000 of the registrant's ordinary shares that may be issued and sold from time to time under the Amended and Restated Sales Agreement, dated March 4, 2026, with Leerink Partners LLC, as sales agent. In connection with the other securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities (as defined below) being carried forward, and the filing fees previously paid in connection with the Unsold Securities will be applied to the filing fees for the securities being registered in this registration statement.

[2]	(2) An unspecified maximum aggregate offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices. (4) Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $31,250,015.50 of unsold securities, or the Unsold Securities, of the registrant that had been previously registered pursuant to the registration statement on Form F-3 (File No. 333-278409) initially filed on April 1, 2024, and declared effective on April 3, 2024, or the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the registrant paid a registration fee of $4,612.50. No additional filing fee is due with respect to the Unsold Securities included in this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the time of filing this registration statement.

[3]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any share split, share dividend or similar transaction. (2) An unspecified maximum aggregate offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee other than the fees in connection with the $100,000,000 of the registrant's ordinary shares that may be issued and sold from time to time under the Amended and Restated Sales Agreement, dated March 4, 2026, with Leerink Partners LLC, as sales agent. In connection with the other securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities (as defined below) being carried forward, and the filing fees previously paid in connection with the Unsold Securities will be applied to the filing fees for the securities being registered in this registration statement.

[4]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any share split, share dividend or similar transaction. (2) An unspecified maximum aggregate offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee other than the fees in connection with the $100,000,000 of the registrant's ordinary shares that may be issued and sold from time to time under the Amended and Restated Sales Agreement, dated March 4, 2026, with Leerink Partners LLC, as sales agent. In connection with the other securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities (as defined below) being carried forward, and the filing fees previously paid in connection with the Unsold Securities will be applied to the filing fees for the securities being registered in this registration statement.

[5]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any share split, share dividend or similar transaction. (2) An unspecified maximum aggregate offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee other than the fees in connection with the $100,000,000 of the registrant's ordinary shares that may be issued and sold from time to time under the Amended and Restated Sales Agreement, dated March 4, 2026, with Leerink Partners LLC, as sales agent. In connection with the other securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities (as defined below) being carried forward, and the filing fees previously paid in connection with the Unsold Securities will be applied to the filing fees for the securities being registered in this registration statement.

[6]	(4) Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $31,250,015.50 of unsold securities, or the Unsold Securities, of the registrant that had been previously registered pursuant to the registration statement on Form F-3 (File No. 333-278409) initially filed on April 1, 2024, and declared effective on April 3, 2024, or the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the registrant paid a registration fee of $4,612.50. No additional filing fee is due with respect to the Unsold Securities included in this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the time of filing this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A